Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws

Amendment No. 58 dated November 18, 2010 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(59) to Post-Effective
Amendment No. 261 to the Registrants Registration
Statement on Form N-1A filed with the Securities and Exchange Commission on December 3, 2010
(Accession No. 0000950123-10-110858).

Amendment No. 59 dated January 5, 2011 to the
Agreement and Declaration of Trust dated
January 28, 1997 is incorporated herein by reference to Exhibit (a)(60) to Post-Effective
Amendment No. 270 to the Registrants Registration
Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011
(Accession No. 0000950123-11-014683).

Amendment No. 60 dated February 10, 2011 to the
Agreement and Declaration of Trust dated
January 28, 1997 is incorporated herein by reference to Exhibit (a)(61) to Post-Effective Amendment
No. 270 to the Registrants Registration Statement on
Form N-1A filed with the Securities and Exchange
Commission on February 16, 2011
(Accession No. 0000950123-11-014683).

Amendment No. 61 dated February 10, 2011 to the
Agreement and Declaration of Trust dated
January 28, 1997 is incorporated herein by reference to Exhibit (a)(62) to Post-Effective
Amendment No. 270 to the Registrants Registration
Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011
(Accession No. 0000950123-11-014683).

Amendment No. 3 dated February 10, 2011 to the
Amended and Restated By-laws of Goldman Sachs Trust dated October 30, 2002 is incorporated herein by reference to Exhibit (b)(4) to Post-Effective
Amendment No. 270 to the Registrants Registration
Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011
(Accession No. 0000950123-11-014683).